Filed Pursuant to Rule 424(b)(5)
Registration No. 333-289348

PROSPECTUS SUPPLEMENT

(To Prospectus Dated August 7, 2025)

Up to $400,000,000

MDU Resources Group, Inc.

Common Stock

We may issue, offer and sell up to an aggregate of $400,000,000 of our common stock, $1.00 par value per share (“common stock”) from time to time through Wells Fargo Securities, LLC (“Wells Fargo”) and BofA Securities, Inc. (“BofA Securities”), as our agents under a distribution agreement entered into on August 7, 2025 (the “equity distribution agreement”). We refer to Wells Fargo and BofA Securities, together, as the “sales agents.”

Under the equity distribution agreement, we may also sell shares of our common stock to the applicable sales agent, as principal for its own account, at a price to be agreed upon at the time of sale. If we sell our shares of common stock to either sales agent, as principal for its own account, we will enter into a separate terms agreement with such sales agent, and we will describe such agreement in a separate prospectus supplement or pricing supplement. The equity distribution agreement provides that, in addition to the issuance and sale of shares of our common stock by us through the applicable sales agent, we also may enter into forward sale agreements under a separate master forward sale confirmation and related supplemental confirmation between us and such sales agent or its affiliate, which we refer to as the forward counterparty. In connection with each forward sale agreement, the relevant forward counterparty (or its affiliate) will, at our request, attempt to borrow from third parties and, through the relevant sales agent, sell a number of shares of our common stock equal to the number of shares of our common stock that underlie the forward sale agreement to hedge the forward sale agreement. We entered into master forward sale confirmations with each of the forward counterparties on August 7, 2025.

In no event will the aggregate number of shares of our common stock sold through the sales agents, as our agents and as, or on behalf of, the forward counterparties, under the equity distribution agreement have an aggregate gross sales price in excess of $400,000,000. The offering of our common stock pursuant to the equity distribution agreement will terminate upon the earliest of (1) the sale, under the equity distribution agreement, of shares of our common stock with an aggregate gross sales price equal to $400,000,000 and (2) the termination of the equity distribution agreement, pursuant to its terms, by us, the sales agents, or the forward counterparties.

We will not initially receive any proceeds from the sale of borrowed shares of our common stock by a forward counterparty or its related sales agent, as applicable. We expect to receive proceeds from the sale of shares of our common stock upon future physical settlement of the relevant forward sale agreement with the relevant forward counterparty on dates specified by us on or prior to the maturity date of the relevant forward sale agreement. If we elect to cash settle or net share settle under a forward sale agreement, we may not (in the case of cash settlement) or will not (in the case of net share settlement) receive any proceeds, and we may owe cash (in the case of cash settlement) or shares of our common stock (in the case of net share settlement) to the relevant forward counterparty.

The shares of our common stock to which this prospectus supplement relates may be offered and sold by any method permitted by law to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including by means of ordinary brokers’ transactions on the New York Stock Exchange (the “NYSE”), the existing trading market for our shares of common stock, or otherwise at market prices prevailing at the time of sale, or sales made to or through a market maker or through an electronic communications network. In addition, shares of our common stock may be offered and sold by such other methods, including privately negotiated transactions (including block trades), as we and any sales agent agree to in writing. The sales agents are not required to sell any specific number or dollar amount of shares of our common stock, but each of them and the forward counterparty, as applicable, will use its commercially reasonable efforts to sell shares designated by us in accordance with the equity distribution agreement. The sales agents will not engage in any transactions that stabilize our common stock. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay each sales agent a commission of up to 1.0% of the sales price of all shares of our common stock sold through it as our sales agent under the equity distribution agreement. The commission we pay to any sales agent for sales by privately negotiated transactions (including block trades) or other methods may vary, as we and any sales agent agree to in writing. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory or self-regulatory organization in connection with the sales, will be our net proceeds for the sale of the shares. In connection with each forward sale agreement, the relevant forward counterparty will receive, reflected in a reduced initial forward sale price payable by the relevant forward counterparty under its forward sale agreement, a commission of up to 1.0% of the volume weighted average of the sales prices of all borrowed shares of our common stock sold during the applicable period by it (or its related sales agent, as applicable) as a forward counterparty.

We list our common stock on the NYSE under the symbol “MDU”. On August 6, 2025, the last reported sale price of our common stock on the NYSE was $17.49 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement and in the documents incorporated by reference herein to read important factors you should consider before investing in our common stock.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Wells Fargo Securities	BofA Securities

The date of this prospectus supplement is August 7, 2025

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under the shelf registration process, we may, from time to time, issue and sell to the public the securities described in the accompanying prospectus, including the common shares, of which this offering is a part. In this prospectus supplement, we provide you with specific information about the terms of the shares of common shares and this offering.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. You should read the entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference that are described under “Where You Can Find More Information” in this prospectus supplement. In the event that the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. Generally, when we refer to the “prospectus,” we are referring to this prospectus supplement and the accompanying prospectus combined.

You should rely only on the information contained in this document or to which this document refers you, or in other offering materials filed by us with the SEC. This prospectus supplement, the accompanying prospectus and any free writing prospectus that we prepare or authorize contain and incorporate by reference information that you should consider when making your investment decision. We have not, and the sales agents and forward counterparties have not, authorized anyone to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any different or inconsistent information. This document may only be used where it is legal to sell these securities. We are not, and the sales agents and the forward counterparties are not, making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus, or the documents incorporated by reference herein or therein is accurate as of any date other than the date of those documents. Our business, financial condition, results of operations, and prospects may have changed since the date of such information.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless we indicate otherwise, or the context otherwise requires, references in this prospectus supplement to the “Company,” “we,” “us,” and “our,” or similar terms are to MDU Resources Group, Inc. and its subsidiaries.

S-i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents that we incorporate by reference herein and therein and any related free writing prospectus issued by us may contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Other than statements of historical facts, all statements which address activities, events, or developments that the Company anticipates will or may occur in the future are based on underlying assumptions (many of which are based, in turn, upon further assumptions), including, but not limited to, statements identified by the words “anticipates,” “estimates,” “expects,” “intends,” “plans,” and “predicts” in each case related to such things as growth estimates, stockholder value creation, the Company’s “CORE” strategy, capital expenditures, financial guidance, trends, objectives, goals, dividend payout ratio targets, strategies and other such matters, are forward-looking statements. These forward-looking statements are based on many assumptions and factors, which are detailed in the Company’s filings with the SEC.

While made in good faith, these forward-looking statements are based largely on the Company’s expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond the Company’s control. For additional discussion regarding risks and uncertainties that may affect forward-looking statements, see Part I, Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, Part II, Item 1A. Risk Factors in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025 and subsequent filings with the SEC. Any changes in such assumptions or factors could produce significantly different results. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Except as required by applicable law, the Company undertakes no obligation to update the forward-looking statements, whether as a result of new information, future events, or otherwise.

S-ii

SUMMARY

This summary does not contain all of the information that you should consider before investing in our common stock. You should read the following summary in conjunction with the more detailed information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

ABOUT THE COMPANY

The Company is a pure-play regulated energy delivery business upon the completed separations of both its construction materials and contracting and construction services businesses. The Company generates, transmits and distributes electricity and provides natural gas distribution, transportation and storage services. Through a strategy focusing on its “CORE,” the Company strives to deliver superior value and achieve industry-leading performance as a pure-play regulated energy delivery company, while pursuing organic growth opportunities. The Company’s “CORE” strategy prioritizes customers and communities, operational excellence, returns focused initiatives and an employee driven culture.

Montana-Dakota Utilities Co. (formerly known as MDU Resources Group, Inc., “Montana-Dakota”) was incorporated under the laws of the state of Delaware in 1924. The Company was incorporated under the laws of the state of Delaware in 2018. Upon the completion of an internal holding company reorganization, Montana-Dakota became a subsidiary of the Company. Our principal executive offices are located at 1200 West Century Avenue, P.O. Box 5650, Bismarck, North Dakota 58506-5650, telephone (701) 530-1000.

THE OFFERING

Common stock offered by this prospectus supplement	Shares of our common stock with an aggregate gross sales price of up to $400,000,000.
Manner of Offering	“At the market offering” that may be made from time to time through the sales agents. In addition to the issuance and sale of shares of our common stock by us through the applicable sales agents, we also may enter into forward sale agreements under separate master forward sale confirmations and related supplemental confirmations between us and the forward counterparties. In connection with each forward sale agreement, the relevant forward counterparty (or its affiliate) will, at our request, attempt to borrow from third parties and, through the relevant sales agent, sell a number of shares of our common stock equal to the number of shares of our common stock that underlie the forward sale agreement to hedge the forward sale agreement. See “Plan of Distribution (Conflicts of Interest).” In addition, shares of our common stock may be offered and sold by such other methods, including privately negotiated transactions (including block trades) as we and any sales agent agree to in writing.
Use of Proceeds

We intend to use the net proceeds that we receive upon the issuance and sale of shares of our common stock for general corporate purposes, which may include repayment or refinancing of debt, acquisitions, working capital, capital expenditures, and repurchases or redemptions of securities. See “Use of Proceeds.”

We will not initially receive any proceeds from the sale of borrowed shares of our common stock by the forward counterparties (or their related sales agents, as applicable) as a hedge in connection with any forward sale agreement. We intend to use any cash proceeds that we receive upon physical settlement of any forward sale agreement, if physical settlement applies, or upon cash settlement of any forward sale agreement, if we elect cash settlement, for the purposes described above.

Listing	Our common stock is listed on the NYSE under the symbol “MDU”.
Transfer Agent and Registrar	The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC.
Dividend Policy	The Company has an 87-year history of uninterrupted dividend payments to stockholders and remains committed to paying a competitive dividend in the established long-term dividend payout ratio target range of 60 percent to 70 percent of regulated energy delivery earnings. The Company depends on earnings and dividends from its subsidiaries to pay dividends on common stock. The declaration and payment of dividends is at the sole discretion of the board of directors, subject to limitations imposed by agreements governing the Company’s indebtedness, federal and state laws, and applicable regulatory limitations.
Material U.S. Federal Income and Estate Tax Considerations for Non-U.S. Holders	Material U.S. federal income and estate tax considerations of the acquisition, ownership, and disposition of our common stock that are relevant for non-U.S. holders are described in “Material U.S. Federal Income and Estate Tax Considerations for Non-U.S. Holders” included elsewhere in this prospectus supplement.

Risk Factors	You should read “Risk Factors” on page S-4 of this prospectus supplement, on page 2 of the accompanying prospectus, and in the documents incorporated by reference herein for a discussion of certain risks that prospective investors should consider before investing in our common stock.
Accounting Treatment	In the event that we enter into any forward sale agreement, we expect that before the issuance of shares of our common stock, if any, upon settlement of any forward sale agreement, the shares issuable upon settlement of that particular forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of that particular forward sale agreement over the number of shares of our common stock that could be purchased by us in the market (based on the average market price of our common stock during the applicable reporting period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the applicable reporting period). Consequently, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of shares of our common stock is above the then-applicable adjusted forward sale price under that particular forward sale agreement. Any issuance and delivery of our common stock by us upon any physical or net share settlement of any particular forward sale agreement, however, will result in dilution to our earnings per share.
Conflicts of Interest	The forward counterparties (or their respective affiliates) will receive the net proceeds of any sale of borrowed shares of our common stock pursuant to this prospectus supplement in connection with any forward sale agreement. Because (i) certain sales agents or their affiliates are expected to receive part of the net proceeds from the sale of shares of our common stock in connection with any forward sale agreement, and (ii) some of the net proceeds of this offering or upon settlement of any forward sale agreement may be used to repay debt, which may include amounts outstanding under our or our subsidiaries’ revolving credit facilities, in which case such sales agents may be deemed to have a conflict of interest under Rule 5121 of the Financial Industry Regulatory Authority (“FINRA”) to the extent such sales agents or affiliates receive at least 5% of the net proceeds of the offering. Any sales agent deemed to have a conflict of interest would be required to conduct the distribution of our common stock in accordance with FINRA Rule 5121. If the offering is conducted in accordance with FINRA Rule 5121, such sales agent would not be permitted to confirm a sale to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder. See “Plan of Distribution (Conflict of Interest)” for additional information.

RISK FACTORS

Investing in our common stock involves risks. Before making a decision to invest in our common stock, you should carefully consider the risks and uncertainties discussed in the following risk factors and in “Cautionary Note Regarding Forward-Looking Statements”, as well as in “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings we make from time to time with the SEC. You should also consider the risk factors described in any documents we incorporate by reference in the future. See “Where You Can Find More Information.”

Risks Related to our Common Stock and this Offering

The shares of our common stock offered hereby may be sold in “at the market offerings”, and investors who buy shares of our common stock at different times will likely pay different prices.

Investors who purchase shares of our common stock in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares of our common stock sold in this offering. Investors may experience a decline in the value of the shares of our common stock they purchase in this offering as a result of sales made at prices lower than the prices they paid.

It is not possible to predict the aggregate proceeds resulting from sales of our common stock made under the equity distribution agreement.

Subject to certain limitations in the equity distribution agreement and compliance with applicable law, we have the discretion to deliver a transaction confirmation to the sales agents at any time throughout the term of the equity distribution agreement. The number of shares of our common stock that are sold through the agents after delivering a transaction confirmation will fluctuate based on a number of factors, including the market price of our common stock during the sales period, the limits we set with the sales agents in any applicable transaction confirmation, and the demand for our common stock during the sales period. Because the price per share of our common stock will fluctuate during the sales period, it is not currently possible to predict the aggregate proceeds to be raised in connection with those sales.

Settlement provisions contained in a forward sale agreement subject us to certain risks.

With respect to any particular forward sale agreement we may enter into, the relevant forward counterparty will have the right to accelerate settlement of a particular forward sale agreement (or, in certain cases, the portion thereof that the relevant forward counterparty determines is affected by the relevant event) and require us to physically settle that forward sale agreement on a date specified by the relevant forward counterparty if:

●	in the good faith, commercially reasonable judgment of the forward counterparty, it, or its affiliate, is unable to hedge its exposure to the transactions contemplated by its forward sale agreement because of the lack of sufficient shares of our common stock being made available for borrowing by stock lenders, or it, or its affiliate, is unable to borrow such number of shares at a rate equal to or less than an agreed maximum stock loan rate;
●	we declare any dividend or distribution on shares of our common stock payable in (i) cash in excess of a specified amount (other than an extraordinary dividend), (ii) securities of another company, or (iii) any other type of securities (other than our common stock), rights, warrants, or other assets for payment (cash or other consideration) at less than the prevailing market price, as reasonably determined by the forward counterparty;
●	certain ownership thresholds applicable to the forward counterparty are exceeded;
●	an event is announced that, if consummated, would result in an extraordinary event (as defined in the forward sale agreement) including, among other things, certain mergers and tender offers, as well as certain events such as a delisting of our common stock (each as more fully described in the forward sale agreement); or

●	certain other events of default or termination events occur, including, among other things, any material misrepresentation made by us in connection with our entry into the forward sale agreement, our bankruptcy (except as described below), or certain changes in law (each as more fully described in the forward sale agreement).

A forward counterparty’s decision to exercise its right to accelerate settlement of a particular forward sale agreement (or, in certain cases, the portion thereof that it determines is affected by the relevant event) and to require us to settle such forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the terms of the physical settlement provisions of the forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and may adversely affect the market price of our common stock. In addition, upon certain events of bankruptcy or insolvency relating to us, the relevant forward sale agreement will automatically terminate without further liability of either party to the agreement. Following any such termination, we would not issue any shares of our common stock and we would not receive any proceeds pursuant to the relevant forward sale agreement.

We expect that settlement of any forward sale agreement will generally occur no later than the date specified in the particular forward sale agreement. However, any forward sale agreement may be settled earlier than that specified date in whole or in part at our option. We expect that each forward sale agreement will be physically settled by delivery of shares of our common stock, unless we elect to cash settle or net share settle a particular forward sale agreement. Upon physical settlement or, if we so elect, net share settlement of a particular forward sale agreement, delivery of shares of our common stock in connection with such physical settlement or (to the extent we are obligated to deliver shares of our common stock) net share settlement will result in dilution to our earnings per share and return on equity.

In connection with any cash settlement or net share settlement, we would expect the relevant forward counterparty or its affiliates to repurchase a number of shares of our common stock equal to the portion for which we elect cash or net share settlement in order to satisfy their obligations to return the shares of our common stock the relevant forward counterparty or its affiliates had borrowed in connection with sales of our common stock under this prospectus supplement and, if applicable in connection with net share settlement, to deliver shares of our common stock to us. If the market value of our common stock at the time of the purchase is above the adjusted forward sale price at that time, we will pay or deliver, as the case may be, to the relevant forward counterparty under the relevant forward sale agreement, an amount in cash, or a number of shares of our common stock with a market value, equal to such difference. Any such difference could be significant. Conversely, if the market value of our common stock at the time of such purchase is below the forward sale price at that time, the relevant forward counterparty will pay or deliver, as the case may be, to us under the relevant forward sale agreement, an amount in cash, or a number of shares of our common stock with a market value, equal to such difference. See “Plan of Distribution (Conflicts of Interest)—Sales Through Forward Counterparties” for information on the forward sale agreements.

The forward sale price that we expect to receive upon physical settlement of a particular forward sale agreement will be subject to adjustment on a daily basis based on an interest rate factor equal to the overnight bank funding rate less a spread for a particular forward sale agreement and will be decreased based on amounts related to expected dividends on shares of our common stock during the term of the particular forward sale agreement. If the overnight bank funding rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the applicable forward sale price for such day. The applicable forward sale price will also be subject to decrease if the cost to the forward counterparty of borrowing the number of shares of our common stock underlying the forward sale agreement exceeds a specified amount.

In addition, the purchase of shares of our common stock by any forward counterparty or its affiliates to unwind a forward counterparty’s hedge position could cause the price of our common stock to increase over time, thereby increasing the amount of cash or the number of shares of our common stock that we would owe to the relevant forward counterparty upon a cash settlement or net share settlement, as the case may be, of the particular forward sale agreement, or decreasing the amount of cash or the number of shares of our common stock that such forward counterparty would owe us upon cash settlement or net share settlement, as the case may be, of the particular forward sale agreement. We will not be able to control the manner in which the relevant forward counterparty unwinds its hedge position.

In certain bankruptcy or insolvency events, any forward sale agreement will automatically terminate, and we would not receive the expected proceeds from any forward sales of our common stock.

If we institute or consent to, or an appropriate regulatory or other authority institutes against us, a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights or if we or such authority presents a petition for our winding up or liquidation or we consent to such a petition, any forward sale agreement that is then in effect will automatically terminate. If any such forward sale agreement so terminates under these circumstances, we would not be obligated to deliver to the relevant forward counterparty any shares of our common stock not previously delivered (or for which physical settlement has not been elected), and the relevant forward counterparty would be discharged from its obligation to pay the applicable forward sale price per share in respect of any shares of our common stock not previously settled (or for which physical settlement has not been elected). Therefore, to the extent there are any shares of our common stock with respect to which we have not elected to physically settle under the forward sale agreement at the time of the institution of or consent to any such bankruptcy or insolvency proceedings or any such petition, we would not receive the relevant forward sale price per share in respect of those shares of our common stock.

You may experience significant dilution as a result of this offering or other future sales of our common stock, which may adversely affect the per share trading price of our common stock.

This offering may have a dilutive effect on our earnings per share after giving effect to the issuance of our common stock in this offering and the receipt of the expected net proceeds. The actual amount of dilution from this offering, or from any future offering of our common or preferred stock, will be based on numerous factors, particularly the use of proceeds and the return generated on those proceeds, and cannot be determined at this time.

The issuance of substantial numbers of shares of common stock or securities convertible into shares of common stock, or the perception that those issuances might occur, could materially adversely affect us, including the per share trading price of shares of our common stock, and could be dilutive to our stockholders.

The vesting of equity awards granted to certain directors, executive officers and other employees under our equity incentive plans, the issuance of our common stock or securities convertible into shares of our common stock in connection with future property or business acquisitions, and other issuances of our common stock could have an adverse effect on the per share trading price of our common stock, and may adversely affect the terms upon which we may be able to obtain additional capital through the sale of equity securities. Any particular forward sale agreement will be physically settled, unless we elect cash or net share settlement under such forward sale agreement. If we decide to physically or net share settle any particular forward sale agreement, delivery of shares of our common stock on any physical or net share settlement of such forward sale agreement will result in dilution to our earnings per share and return on equity. In addition, future issuances of shares of our common stock may be dilutive to our shareholders.

The market price of our common stock is uncertain and may fluctuate significantly, and you could lose all or part of your investment.

Volatility in the market price and trading volume of our common stock may prevent you from being able to sell your shares at or above the price you paid for them. We cannot predict whether the market price of our common stock will rise or fall. Numerous factors influence the trading price of our common stock. These factors may include changes in our financial condition, results of operations and prospects, legal and administrative proceedings, and political, economic, financial, and other global and national factors that can affect the capital markets generally, the stock exchanges on which our common stock is traded, and our business segments.

Our board of directors has the power to issue series of preferred stock and to designate the rights and preferences of those series, which could adversely affect the voting, dividend, liquidation and other rights of holders of our common stock.

Under our amended and restated certificate of incorporation, as amended to date, our board of directors has the power to issue series of preferred stock and to designate the rights and preferences of those series. Therefore, our board of directors may designate a new series of preferred stock with the rights, preferences and privileges that the board of directors deems appropriate, including special dividend, liquidation and voting rights. The creation and designation of a new series of preferred stock could adversely affect the voting, dividend, liquidation and other rights of holders of our common stock and, possibly, any other class or series of stock that is then in existence.

Our charter documents and Delaware law contain provisions that could delay or prevent an acquisition of the Company, which could inhibit your ability to receive a premium on your investment from a possible sale of the Company.

Our charter documents contain provisions that may discourage third parties from seeking to acquire the Company. These provisions and specific provisions of Delaware law relating to business combinations with interested shareholders may have the effect of delaying, deterring or preventing a merger or change in control of the Company. Some of these provisions may discourage a future acquisition of the Company even if shareholders would receive an attractive value for their shares or if a significant number of the our stockholders believed such a proposed transaction to be in their best interests. As a result, stockholders who desire to participate in such a transaction may not have the opportunity to do so.

Management will have broad discretion with respect to the use of the proceeds of this offering.

Although we have highlighted the intended use of proceeds for this offering, management will have broad discretion as to the application of these net proceeds and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for the Company and cause the price of our common stock to decline.

USE OF PROCEEDS

We intend to use the net proceeds that we receive upon the issuance and sale of shares of our common stock for general corporate purposes, which may include repayment or refinancing of debt, acquisitions, working capital, capital expenditures, and repurchases or redemptions of securities.

The forward counterparties (or their respective affiliates) will receive the net proceeds of any sale of borrowed shares of our common stock pursuant to this prospectus supplement in connection with any forward sale agreement. Because (i) certain sales agents or their affiliates are expected to receive part of the net proceeds from the sale of shares of our common stock in connection with any forward sale agreement, and (ii) some of the net proceeds of this offering or upon settlement of any forward sale agreement may be used to repay debt, which may include amounts outstanding under our or our subsidiaries’ revolving credit facilities, in which case such sales agents may be deemed to have a conflict of interest under Rule 5121 of the Financial Industry Regulatory Authority (“FINRA”) to the extent such sales agents or affiliates receive at least 5% of the net proceeds of the offering. Any sales agent deemed to have a conflict of interest would be required to conduct the distribution of our common stock in accordance with FINRA Rule 5121. If the offering is conducted in accordance with FINRA Rule 5121, such sales agent would not be permitted to confirm a sale to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder. See “Plan of Distribution (Conflict of Interest)” for additional information.

We will not initially receive any proceeds from the sale of borrowed shares of our common stock by the forward counterparties (or their related sales agents, as applicable) as a hedge in connection with any forward sale agreement. The relevant forward counterparties (or their respective affiliates) will receive the net proceeds of any sale of borrowed shares of our common stock sold pursuant to this prospectus supplement in connection with any forward sale agreement. We currently expect to elect full physical settlement of any relevant forward sale agreement and to use the net proceeds, if any, that we would receive upon settlement of the forward sale agreement for general corporate purposes, which may include capital expenditures and the repayment of indebtedness. If we elect to cash settle all or a portion of any forward sale agreement, we will not receive any proceeds from the sale of shares of our common stock related to such election of cash settlement of such forward sale agreement and we may either receive a cash payment from, or owe a cash payment to, the forward counterparty. If we elect to net share settle all or a portion of any relevant forward sale agreement, we will not receive any proceeds from the sale of shares of our common stock related to such election, and we may either receive shares of our common stock from, or owe shares of our common stock to, the forward counterparty. See “Plan of Distribution (Conflicts of Interest).”

MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS FOR NON-U.S.
HOLDERS

The following discussion summarizes material U.S. federal income and estate tax considerations of the acquisition, ownership, and disposition of shares of our common stock that are relevant for Non-U.S. Holders (as defined below), and does not purport to be a complete analysis of all potential U.S. federal income and estate tax considerations. This discussion only applies to shares of our common stock that are held as capital assets, within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), by Non-U.S. Holders. This summary is based on the Code, administrative pronouncements, judicial decisions and regulations of the Treasury Department, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein (possibly with retroactive effect). This discussion does not describe all of the U.S. federal income or estate tax considerations that may be relevant to Non-U.S. Holders in light of their particular circumstances or to Non-U.S. Holders subject to special rules, such as banks or certain other financial institutions, tax-exempt organizations, insurance companies, brokers, traders or dealers in securities, persons holding shares of our common stock as part of a straddle, hedge, conversion transaction, or other integrated or risk-reduction transaction, shareholders that acquired our common stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan, persons that directly, indirectly, or constructively hold in excess of 5% of our common stock, “controlled foreign corporations,” “passive foreign investment companies,” governmental organizations, qualified foreign pension funds (or any entities all of the interests of which are held by a qualified foreign pension fund), persons subject to alternative minimum tax, accrual method taxpayers subject to special tax accounting rules as a result of their use of financial statements, persons deemed to sell our common stock under the constructive sale provisions of the Code, or certain former citizens or residents of the United States. This discussion does not address any U.S. federal income or estate tax consequences for any beneficial owner of shares of our common stock who is a United States person within the meaning of Section 7701(a)(30) of the Code (a “United States person”) or any entity or arrangement treated as a partnership for U.S. federal income tax purposes. Furthermore, this discussion does not describe the effect of U.S. federal estate (except to the limited extent set forth below), generation-skipping, or gift tax laws, the Medicare tax on investment income, or the effect of any applicable state, local, or non-U.S. laws. Persons considering the purchase of shares of our common stock are urged to consult their tax advisors with regard to the application of the U.S. federal income and estate tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local, or non-U.S. taxing jurisdiction.

We have not and will not seek any rulings or opinions from the Internal Revenue Service (the “IRS”) with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the acquisition, ownership, or disposition of shares of our common stock or that any such position would not be sustained.

Prospective investors should consult their own tax advisors with regard to the application of the U.S. federal income tax considerations discussed below to their particular situations as well as the application of any state, local, non-U.S., or other tax laws, including gift and estate tax laws.

For purposes of this summary, a “Non-U.S. Holder” means a beneficial owner of shares of our common stock that, for U.S. federal income tax purposes, is: (i) a foreign corporation or any other foreign organization classified as a corporation for U.S. federal income tax purposes, (ii) a nonresident alien individual, or (iii) a foreign estate or trust that in either case is not subject to U.S. federal income tax on a net-income basis on income from, or gain on sale of, a share of common stock. A prospective investor that is an individual may be deemed to be a resident alien, rather than a nonresident alien, by virtue of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending with the current calendar year. For these purposes, all the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year are counted.

If a partnership, or other entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds shares of our common stock, the tax treatment of a partner in such a partnership generally will depend upon the status of the partner and the activities of the partnership. Partners in a partnership holding shares of our common stock should consult their tax advisors as to the particular U.S. federal income and estate tax considerations relevant to the acquisition, ownership, and disposition of such shares of our common stock applicable to them.

Distributions

In general, a distribution that we make to a Non-U.S. Holder with respect to shares of our common stock will constitute a dividend for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits as determined under the Code. To the extent the amount of a distribution exceeds our current and accumulated earnings and profits, such excess will constitute a return of capital and will first reduce the Non-U.S. Holder’s adjusted tax basis in our common stock, but not below zero, and then will be treated as gain from the sale of our common stock (see “—Sale or Other Taxable Disposition of Our Common Stock” below). Subject to the discussions below under “—Information Reporting and Backup Withholding” and “—Foreign Account Tax Compliance Act,” dividends paid to a Non-U.S. Holder that are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, or not attributable to a permanent establishment maintained by such Non-U.S. Holder within the United States under an applicable income tax treaty, generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (unless such dividend is eligible for a reduced rate under an applicable income tax treaty). In order to obtain a reduced rate of withholding, a Non-U.S. Holder generally is required to provide to the applicable withholding agent an IRS Form W-8BEN, IRS Form W-8BEN-E, or another appropriate version of IRS Form W-8 (or a suitable substitute form) properly certifying such Non-U.S. Holder’s eligibility for the reduced rate. Non-U.S. Holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced withholding rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS. Non-U.S. Holders considering the purchase of shares of our common stock are urged to consult their tax advisors regarding their entitlement to any benefits under an applicable income tax treaty and the timing and manner of claiming the benefits.

Subject to the discussions below under “—Information Reporting and Backup Withholding” and “—Foreign Account Tax Compliance Act,” dividends that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States and, if an applicable income tax treaty so requires, are attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States are taxed on a net-income basis at the regular graduated rates applicable to United States persons. Such dividends will be exempt from the 30% U.S. federal withholding tax if the Non-U.S. Holder provides to the applicable withholding agent a properly executed IRS Form W-8ECI (or a suitable substitute form). In addition, a “branch profits tax” may be imposed at a 30% rate (or a reduced rate under an applicable income tax treaty) on a foreign corporation’s effectively connected earnings and profits for the taxable year, as adjusted for certain items.

Sale or Other Taxable Disposition of Our Common Stock

Subject to the discussions below under “ —Information Reporting and Backup Withholding” and “ —Foreign Account Tax Compliance Act,” a Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to gain, if any, recognized on the sale or other taxable disposition of shares of our common stock, unless (i) the gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States, and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder within the United States, (ii) in the case of a Non-U.S. Holder that is an individual, such Non-U.S. Holder is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are satisfied, or (iii) our common stock constitutes a U.S. real property interest by reason of our status as a U.S. real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes.

In the case described in (i) above, gain recognized on the disposition of shares of our common stock generally will be subject to U.S. federal income taxation in the same manner as if such gain were recognized by a United States person, and, in the case of a Non-U.S. Holder that is a foreign corporation, may also be subject to the branch profits tax at a rate of 30% (or a lower applicable treaty branch profits tax rate). In the case described in (ii) above, the Non-U.S. Holder will be subject to a 30% tax (or a lower applicable income tax treaty rate) on any capital gain recognized on the disposition of shares of our common stock (after being offset by certain U.S.-source capital losses).

We have not made an assessment of whether we are a USRPHC; however, even if we are a USRPHC, so long as shares of our common stock continue to be regularly traded on an established securities market in the United States, within the meaning of applicable Treasury regulations, a Non-U.S. Holder will not be subject to U.S. federal income tax on the disposition of shares of our common stock if the Non-U.S. Holder has not held more than 5% (directly, indirectly or constructively) of our total outstanding common stock at any time during the shorter of the five-year period preceding the date of disposition, or such Non-U.S. Holder’s holding period. If we are a USRPHC and our common stock were not considered to be regularly traded on an established securities market in the United States, such Non-U.S. Holder (regardless of the percentage of shares of our common stock owned) would be subject to U.S. federal income tax on a taxable disposition of shares of our common stock at the regular graduated rates applicable to United States persons and a 15% withholding tax would apply to the gross proceeds from such disposition. Non-U.S. Holders considering the purchase of shares of our common stock are urged to consult their tax advisors regarding the application of these rules.

Information Reporting and Backup Withholding

Payors must report annually to the IRS and to each Non-U.S. Holder the amount of any distributions paid to such holder, whether or not the distribution represents a taxable dividend, the name and address of the recipient and any tax withheld with respect to such distributions, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding also may be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable tax treaty.

A Non-U.S. Holder may be subject to backup withholding for dividends paid to such holder unless such holder certifies on IRS Form W-8BEN, IRS Form W-8BEN-E, or another appropriate version of IRS Form W-8 (or a suitable substitute form) that it is a Non-U.S. Holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding may apply to the proceeds of a sale of our common stock by a Non-U.S. Holder within the United States or conducted through certain U.S.-related financial intermediaries, unless the beneficial owner certifies on IRS Form W-8BEN, IRS Form W-8BEN-E, or another appropriate version of IRS Form W-8 (or a suitable substitute form) that it is a Non-U.S. Holder (and the withholding agent does not have actual knowledge or reason to know that the beneficial owner is a United States person), or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

Sections 1471 to 1474 of the Code and related IRS guidance (commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”)) impose a 30% U.S. withholding tax on any dividends on our common stock and (subject to proposed Treasury regulations discussed below) on the gross proceeds from a disposition of our common stock, in each case, if paid to a “foreign financial institution” or a “non-financial foreign entity” (including, in some cases, when such foreign financial institution or entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any substantial U.S. owners or provides the withholding agent with a certification (generally on IRS Form W-8BEN-E) identifying the direct and indirect substantial U.S. owners of the entity, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “— Distributions,” an applicable withholding agent may credit the withholding under FATCA against, and therefore reduce, such other withholding tax. Although withholding under FATCA would have applied to payments of gross proceeds from the taxable disposition of our common stock on or after January 1, 2019, proposed Treasury regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury regulations until final Treasury regulations are issued. Intergovernmental agreements governing FATCA between the United States and certain other countries may modify the foregoing requirements for certain holders of our common stock. Prospective investors should consult their own tax advisors regarding FATCA and whether it may be relevant to the ownership and disposition of shares of our common stock.

Federal Estate Tax

Shares of our common stock beneficially owned by an individual who is not a citizen or resident of the United States (as defined for U.S. federal estate tax purposes) at the time of death generally will be includable in the decedent’s gross estate for U.S. federal estate tax purposes unless an applicable income tax treaty provides otherwise.

The preceding discussion of material U.S. federal income and estate tax considerations is for general information only. It is not tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state and local and non-U.S. tax consequences of acquiring, owning and disposing of our common stock, including the consequences of any proposed changes in applicable laws.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We entered into an equity distribution agreement on August 7, 2025 with each of the sales agents and forward counterparties. Under the terms of the equity distribution agreement we may issue and sell from time to time during the term of such agreement shares of our common stock having an aggregate gross sales price of up to $400,000,000 through the sales agents acting as our agents. Under the equity distribution agreement, we may also sell shares of our common stock to the applicable sales agent, as principal for its own account, at a price to be agreed upon at the time of sale. If we sell our shares of common stock to either sales agent, as principal for its own account, we will enter into a separate terms agreement with such sales agent, and we will describe such agreement in a separate prospectus supplement or pricing supplement.

Further, the equity distribution agreement provides that, in addition to the issuance and sale of shares of our common stock by us through the applicable sales agent, we may request that such sales agent, as or on behalf of a forward counterparty, use commercially reasonable efforts to sell, from time to time, shares of our common stock borrowed by the applicable forward counterparty (or its affiliates) in connection with one or more forward sale agreements as described below. In no event will the aggregate number of shares of our common stock sold through the sales agents, each as an agent for us and as or on behalf of a forward counterparty, under the equity distribution agreement have an aggregate gross sales price in excess of $400,000,000. We entered into master forward sale confirmations with each of the forward counterparties on August 7, 2025.

The shares of our common stock to which this prospectus supplement relates may be offered and sold by any method permitted by law to be an “at the market offering” as defined in Rule 415 under the Securities Act, including by means of ordinary brokers’ transactions on the NYSE, the existing trading market for our shares of common stock, or sales made to or through a market maker or through an electronic communications network. In addition, shares of our common stock may be offered and sold by such other methods, including privately negotiated transactions (including block trades), as we and any sales agent agree to in writing. The sales agents are not required to sell any specific number or dollar amount of shares of our common stock, but each of them and the forward counterparty, as applicable, will use its commercially reasonable efforts to sell shares designated by us in accordance with the equity distribution agreement. Neither we nor the sales agents will engage in any transactions that stabilize our common stock. There is no arrangement for funds to be received in an escrow, trust, or similar arrangement.

We estimate that the total initial expenses for the offering, excluding compensation payable under the equity distribution agreement, will be approximately $550,000, and we expect to incur additional expenses (in addition to any such commissions and expense reimbursement) in the future. We have agreed to reimburse the sales agents for certain reasonable documented out-of-pocket expenses, including the reasonable fees, disbursements and expenses of their counsel, in the amount of up to $75,000 in connection with entering into the equity distribution agreement and performing their obligations thereunder.

In connection with the sale of our common stock as contemplated in this prospectus supplement, the sales agents may be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation paid to a sales agent may be deemed to be underwriting commissions or discounts. We have agreed to indemnify the sales agents and the forward counterparties against certain liabilities, including liabilities under the Securities Act, or to contribute to payments which they may be required to make in that respect.

We intend to report to the SEC at least quarterly (1) the number of shares of our common stock sold through the sales agents in connection with at-the-market sales as described below under “—Sales Through Sales Agents,” (2) the number of borrowed shares of our common stock sold by the forward counterparties in connection with forward sale agreements as described below under “—Sales Through Forward Counterparties” and (3) the net proceeds received by us and the compensation paid by us to the sales agents in connection with transactions described in clauses (1) and (2).

Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as may be agreed upon. The offering of our common stock pursuant to the equity distribution agreement will terminate upon the earliest of (1) the sale, under the equity distribution agreement, of shares of our common stock with an aggregate gross sales price equal to $400,000,000 and (2) the termination of the equity distribution agreement, pursuant to its terms, by us, the sales agents (with respect to each of their own rights and obligations thereunder), or the forward counterparties (with respect to each of their own rights and obligations thereunder).

Sales Through Sales Agents as our Sales Agents or to Sales Agents as Principals

From time to time during the term of the equity distribution agreement, and subject to the terms and conditions set forth therein, we may deliver instructions to any of the sales agents regarding a proposed sale of shares of our common stock. We will submit orders to only one sales agent relating to the sale of shares of the common stock on any given day. Upon receipt of instructions from us, and subject to the terms and conditions of the equity distribution agreement, the applicable sales agent will use its commercially reasonable efforts, consistent with its normal trading and sales practices, to sell the amount of shares of our common stock specified in our instructions. Pursuant to the equity distribution agreement, each sales agent will provide written confirmation to us no later than the opening of trading on the NYSE on the business day immediately following each day on which shares of our common stock are sold by such sales agent for us under the equity distribution agreement. Each confirmation will include the number of shares sold on that day, the gross sales price per share and the net sales price per share.

We or the relevant sales agent may suspend the offering of shares of our common stock at any time upon proper notice to the other party, at which time the selling period will immediately terminate. Settlement for sales of shares of our common stock will occur on the first trading day following the date on which the sales were made (or such other day as may, from time to time, become standard industry practice). The obligation of the applicable sales agent under the equity distribution agreement to sell shares of our common stock pursuant to our instructions is subject to a number of conditions, which each sales agent reserves the right to waive in its sole discretion. There is no arrangement for funds to be received in an escrow, trust, or similar arrangement. Under the equity distribution agreement, we may also sell shares of our common stock to the applicable sales agent, as principal for its own account, at a price to be agreed upon at the time of sale. If we sell our shares of common stock to either sales agent, as principal for its own account, we will enter into a separate terms agreement with such sales agent, and we will describe such agreement in a separate prospectus supplement or pricing supplement. In addition, shares of our common stock may be offered and sold by such other methods, including privately negotiated transactions (including block trades), as we and any sales agent agree to in writing.

Each sales agent will receive from us a commission of up to 1.0% of the gross sales price per share for any shares sold through it as our sales agent under the equity distribution agreement. The commission we pay to any sales agent for sales by privately negotiated transactions (including block trades) or other methods may vary, as we and any sales agent agree to in writing. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will be our net proceeds for the sale of such shares.

Sales Through Forward Counterparties

From time to time during the term of the equity distribution agreement, and subject to the terms and conditions set forth therein, we may enter into one or more forward sale agreements with the applicable forward counterparty. In connection with each such forward sale agreement, we will deliver to the applicable forward counterparty related instructions requesting that the applicable forward counterparty (or its related sales agent, as applicable) execute sales of borrowed shares of our common stock.

Upon their receipt and acceptance, such forward counterparty (or its affiliates) will attempt to borrow, and such forward counterparty (or its related sales agent, as applicable) will use commercially reasonable efforts to sell, the relevant shares of our common stock to hedge such forward counterparty’s exposure under that particular forward sale agreement. We or such forward counterparty may immediately suspend the offering of our common stock at any time upon proper notice to the other.

In no event will we be party to outstanding forward sale agreements with more than one forward counterparty at any given time or party to more than one forward sale agreement with the same forward counterparty at any given time unless such forward counterparties (or their related sales agents, as applicable) would not be selling shares of our common stock simultaneously, and such forward counterparties would not be required to unwind their respective hedges of shares of our common stock at any time that such forward counterparties (or their related sales agents, as applicable) are selling shares of our common stock. Additionally, in no event may we sell shares directly at any given time when we are a party to outstanding forward sale agreements unless the related forward counterparties (or their related sales agents, as applicable) would not then be selling shares of our common stock and such forward counterparties would not then be required to unwind their respective hedges of shares of our common stock.

We expect that such settlement will generally occur on the first trading day following each date such sales are made, unless another date shall be agreed to by the relevant parties. The obligation of the relevant forward counterparty (or its related sales agent, as applicable) under the equity distribution agreement to execute such sales of our common stock is subject to a number of conditions, which each forward counterparty (or its related sales agent, as applicable) reserves the right to waive in its sole discretion.

In connection with each forward sale agreement, the relevant forward counterparty will receive, reflected in a reduced initial forward sale price payable by the relevant forward counterparty under its forward sale agreement, a commission of up to 1.0% of the volume weighted average of the sales prices of all borrowed shares of our common stock sold during the applicable period by it as a forward counterparty (or its related sales agent, as applicable). We refer to this commission rate as the forward selling commission.

The forward sale price per share under each forward sale agreement will initially equal the product of (1) an amount equal to one minus the applicable forward selling commission and (2) the volume-weighted average price per share at which the borrowed shares of our common stock were sold pursuant to the equity distribution agreement by the relevant forward counterparty (or its related sales agent, as applicable). Thereafter, the forward sale price will be subject to adjustment as described below.

The forward sale agreements provide that the forward sale price, as well as the sales prices used to calculate the initial forward sale price, will be subject to increase or decrease based on an interest rate factor equal to the specified benchmark’s daily rate less a spread and subject to decrease by amounts related to expected dividends on our common stock during the term of the particular forward sale agreement. If the specified benchmark’s daily rate is less than the spread for a particular forward sale agreement on any day, the interest factor will result in a reduction of the applicable forward sale price for such day. If the specified benchmark’s daily rate decreases below the spread for a particular forward sale agreement and does not subsequently increase above such spread, we may receive less than the initial forward sale price per share upon physical settlement of that particular forward sale agreement.

Before settlement of a particular forward sale agreement, we expect that the shares of our common stock issuable upon settlement of that particular forward sale agreement will be reflected in our diluted earnings per share using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of that particular forward sale agreement over the number of shares of our common stock that could be purchased by us in the market (based on the average market price of our common stock during the relevant period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the relevant reporting period). Consequently, before physical or net share settlement of a particular forward sale agreement and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share, except during periods when the average market price of our common stock is above the applicable adjusted forward sale price. However, if we decide to physically or net share settle any forward sale agreement, any delivery of shares of our common stock by us upon any physical or net share settlement of such forward sale agreement will result in dilution to our earnings per share.

Except under limited circumstances, we have the right to elect physical, cash, or net share settlement under any forward sale agreement. Although we expect to settle any forward sale agreement entirely by delivering shares of our common stock in connection with full physical settlement, we may, subject to certain conditions, elect cash settlement or net share settlement for all or a portion of our obligations under a particular forward sale agreement if we conclude that it is in our interest to do so. For example, we may conclude that it is in our interest to cash settle or net share settle a particular forward sale agreement if we have no then-current use for all or a portion of the net proceeds that we would receive upon physical settlement. In addition, subject to certain conditions, we may elect to accelerate the settlement of all or a portion of the number of shares of our common stock underlying a particular forward sale agreement.

If we elect to physically settle any forward sale agreement by issuing and delivering shares of our common stock, we will receive an amount of cash from the relevant forward counterparty equal to the product of the forward sale price per share under that particular forward sale agreement and the number of shares of our common stock underlying the particular forward sale agreement. In the event that we elect to cash settle, the settlement amount will be generally related to (1) (a) the average of the volume-weighted average price of our common stock on each exchange business day during the relevant valuation period under the particular forward sale agreement minus (b) the applicable forward sale price; multiplied by (2) the number of shares of our common stock underlying the particular forward sale agreement subject to cash settlement. In the event we elect to net share settle, the settlement amount will be generally related to (1) (a) the weighted average price at which the relevant forward counterparty or its affiliate purchases shares of our common stock during the relevant valuation period for such settlement under that particular forward sale agreement minus (b) the applicable forward sale price; multiplied by (2) the number of shares of our common stock underlying the particular forward sale agreement subject to such net share settlement. If this settlement amount is a negative number, the relevant forward counterparty will pay us the absolute value of that amount (in the case of cash settlement) or deliver to us a number of shares of our common stock having a value equal to the absolute value of such amount (in the event of net share settlement). If this settlement amount is a positive number, we will pay the relevant forward counterparty that amount (in the case of cash settlement) or deliver to the relevant forward counterparty a number of shares of our common stock having a value equal to such amount (in the event of net share settlement). In connection with any cash settlement or net share settlement, we would expect the relevant forward counterparty or its affiliate to purchase shares of our common stock in secondary market transactions for delivery to third-party stock lenders to close out its, or its affiliate’s, hedge position in respect of that particular forward sale agreement. The purchase of shares of our common stock in connection with the relevant forward counterparty or its affiliate unwinding its hedge positions could cause the price of our common stock to increase (or prevent a decrease), thereby increasing the amount of cash we would owe to the relevant forward counterparty (or decreasing the amount of cash that the relevant forward counterparty would owe us) upon cash settlement or increasing the number of shares of our common stock that we are obligated to deliver to the relevant forward counterparty (or decreasing the number of shares of our common stock that the relevant forward counterparty is obligated to deliver to us) upon net share settlement of the particular forward sale agreement. See “Risk Factors.”

With respect to any forward sale agreement we may enter into, the relevant forward counterparty will have the right to accelerate settlement of such forward sale agreement and require us to physically settle or, if we so elect and the forward counterparty permits our election, cash settle, or net share settle on a date specified by the relevant forward counterparty if:

●	in the good faith, commercially reasonable judgment of the forward counterparty, it, or its affiliate is unable to hedge its exposure to the transactions contemplated by its forward sale agreement because of the lack of sufficient shares of our common stock being made available for borrowing by stock lenders or it, or its affiliate, is unable to borrow such number of shares at a rate equal to or less than an agreed maximum stock loan rate;
●	we declare any dividend or distribution on shares of our common stock payable in (i) cash in excess of a specified amount (other than an extraordinary dividend), (ii) securities of another company, or (iii) any other type of securities (other than our common stock), rights, warrants, or other assets for payment (cash or other consideration) at less than the prevailing market price, as reasonably determined by the forward counterparty;
●	certain ownership thresholds applicable to the forward counterparty are exceeded;
●	an event is announced that, if consummated, would result in an extraordinary event (as defined in the forward sale agreement) including, among other things, certain mergers and tender offers, as well as certain events such as a delisting of our common stock (each as more fully described in the forward sale agreement); or
●	certain other events of default or termination events occur, including, among other things, any material misrepresentation made by us in connection with our entry into the forward sale agreement, our bankruptcy

(except as described below), or certain changes in law (each as more fully described in the forward sale agreement).

A forward counterparty’s decision to exercise its right to accelerate settlement of a particular forward sale agreement (or, in certain cases, the portion thereof that it determines is affected by the relevant event) and to require us to settle such forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the terms of the physical settlement provisions of the forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and may adversely affect the market price of our common stock. In addition, upon certain events of bankruptcy or insolvency relating to us, the forward sale agreement will automatically terminate without further liability of either party to the agreement. Following any such termination, we would not issue any shares of our common stock and we would not receive any proceeds pursuant to the forward sale agreement. See “Risk Factors.”

No Public Offering Outside of the United States

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the shares of our common stock, or the possession, circulation, or distribution of this prospectus supplement or the accompanying prospectus or any other material relating to us or the shares of our common stock, in any jurisdiction where action for that purpose is required. Accordingly, the shares of our common stock offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, and this prospectus supplement, the accompanying prospectus and any other offering material or advertisements in connection with the shares of our common stock may not be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Certain Relationships

Each sales agent, each forward counterparty, and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, and brokerage activities. Each sales agent, each forward counterparty, and their respective affiliates have acted and/or are acting as lenders to, and/or have from time to time performed and/or are performing, and may in the future engage in, certain investment banking, advisory, general financing, commercial banking, and other commercial transactions and services in the ordinary course of business with us or our affiliates for which they have received and, in the future, may receive customary fees and expenses. For instance, an affiliate of Wells Fargo serves as joint-lead arranger, and an affiliate of BofA Securities serves as lender under our $200 million revolving credit facility, Cascade Natural Gas Corporation’s (“Cascade”) $175 revolving credit facility and Intermountain Gas Corporation’s (“Intermountain”) $175 million revolving credit facility. An affiliate of Wells Fargo serves as joint-lead arranger and joint-lead bookrunner and its affiliate serves as administrative agent, swingline lender and lender, and an affiliate of BofA Securities serves as lender under Montana-Dakota’s $200 million revolving credit facility. The sales agents and their affiliates may, from time to time, engage in other transactions with or perform other services for us and our affiliates in the ordinary course of their business for which they receive customary fees and expenses.

In addition, in the ordinary course of their various business activities, the sales agents, forward counterparties and their respective affiliates, officers, directors, and employees may purchase, sell, or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps, and other financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities, or instruments of ours (directly, as collateral securing other obligations or otherwise) or persons and entities with relationships with us. Certain of the sales agents, forward counterparties, or their respective affiliates that have a lending relationship with us routinely hedge, and certain others of those sales agents, forward counterparties, or their respective affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such sales agents, forward counterparties, and their respective affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the shares offered hereby. Any such credit default swaps or short positions could adversely affect the future trading prices of the shares offered hereby. The sales agents, forward counterparties, and their respective affiliates may also communicate independent investment recommendations, market color, or trading ideas, or publish or express independent research views in respect of such assets, securities, or financial instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities, and instruments.

Conflicts of Interest

The forward counterparties (or their respective affiliates) will receive the net proceeds of any sale of borrowed shares of our common stock pursuant to this prospectus supplement in connection with any forward sale agreement. In addition, affiliates of certain of the sales agents are lenders under our revolving credit facility, Cascade’s revolving credit facility, Intermountain’s revolving credit facility or Montana-Dakota’s revolving credit facility. To the extent that we use the net proceeds from this offering or upon settlement of any forward sale agreement to repay amounts we have borrowed or may borrow or re-borrow in the future under our revolving credit facility, Cascade’s revolving credit facility, Intermountain’s revolving credit facility or Montana-Dakota’s revolving credit facility, these lenders will receive their pro rata portions of such proceeds. Because (i) certain sales agents or their affiliates are expected to receive part of the net proceeds from the sale of shares of our common stock in connection with any forward sale agreement, and (ii) some of the net proceeds of this offering or upon settlement of any forward sale agreement may be used to repay amounts outstanding under our revolving credit facility, Cascade’s revolving credit facility, Intermountain’s revolving credit facility or Montana-Dakota’s revolving credit facility, such sales agents would be deemed to have a conflict of interest under FINRA Rule 5121 to the extent such sales agents or affiliates receive at least 5% of the net proceeds of the offering. Any sales agent deemed to have a conflict of interest would be required to conduct the distribution of our common stock in accordance with FINRA Rule 5121. If the offering is conducted in accordance with FINRA Rule 5121, such sales agent would not be permitted to confirm a sale to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Information about us is also available at our website at www.mdu.com. However, the information accessible on or through our website is not a part of this prospectus supplement.

This prospectus supplement and the accompanying prospectus, which include information incorporated by reference, are part of a registration statement we have filed with the SEC. As permitted by the SEC’s rules, this prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You should read the registration statement and the exhibits and schedules for more complete information about us and our common stock.

The SEC allows us to incorporate by reference information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. We incorporate by reference the following documents that we filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 20, 2025;
●	the Part III information contained in our definitive proxy statement on Schedule 14A for our 2025 annual meeting of stockholders, filed with the SEC on April 3, 2025, that was incorporated into our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 20, 2025;
●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, filed with the SEC on May 8, 2025 and August 7, 2025, respectively;

●	our Current Reports on Form 8-K filed with the SEC on February 14, 2025 and May 15, 2025; and

●	the description of our securities contained in Exhibit 99(b) to our Current Report on Form 8-K12B, filed with the SEC on January 2, 2019, including any amendments or reports filed for the purpose of updating such description (including Exhibit 4(a) to our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 21, 2020).

We also incorporate by reference all documents we subsequently file pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date of this prospectus, and before we terminate the offering.

We are not incorporating by reference any documents or portions of documents that are not deemed filed with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K. Any statement contained in a document incorporated or deemed to be incorporated by reference in or deemed to be part of this prospectus supplement or the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference or deemed to be part of this prospectus supplement or the accompanying prospectus modifies or replaces such statement. Any statement contained in a document that is deemed to be incorporated by reference or deemed to be part of the prospectus after the most recent effective date may modify or replace existing statements contained in this prospectus supplement or the accompanying prospectus. Any such statement so modified or superseded shall not be deemed in its unmodified form to constitute a part of this prospectus supplement or the accompanying prospectus for purposes of the Securities Act.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement and accompanying prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement and the accompanying prospectus but not delivered with this prospectus supplement and the accompanying prospectus. You may obtain a copy of this information at no cost by written or oral request to us at the following address:

Office of the Treasurer
MDU Resources Group, Inc.
1200 West Century Avenue
P.O. Box 5650
Bismarck, North Dakota 58506-5650
Telephone: (701) 530-1000

You may also access these documents at our website at www.mdu.com.

You should rely only on information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized any other person to provide you with different information. We are not making an offer to sell the securities offered hereby in any jurisdiction where the offer or sale is not permitted.

The information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of the respective documents in which the information is contained. Our business, financial condition, results of operations, and prospects may have changed since those dates.

LEGAL MATTERS

Certain legal matters in connection with this offering, including the validity of the common stock offered hereby, will be passed upon for us by Perkins Coie LLP. Certain legal matters in connection with this offering will be passed upon for the sales agents, forward sellers and forward purchasers by Simpson Thacher & Bartlett LLP, Houston, Texas.

EXPERTS

The financial statements of MDU Resources Group, Inc. as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this prospectus supplement, and the effectiveness of MDU Resources Group, Inc.’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

PROSPECTUS

MDU RESOURCES GROUP, INC.

Common Stock

Preferred Stock

Debt Securities

Warrants

Purchase Contracts

Units

We may offer from time to time any combination of the securities described in this prospectus in one or more offerings and in amounts authorized from time to time. We will provide the specific terms of our securities, including their offering prices, in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest. The securities may be sold to or through one or more underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis. See “Plan of Distribution.”

Our common stock is listed on the New York Stock Exchange (the “NYSE”) and trades under the symbol “MDU.” The last reported sale price of our common stock on the NYSE on August 6, 2025 was $17.49 per share.

___________________________________

Investing in our securities involves risks. See “Risk Factors” on page 2 of this prospectus, and any applicable prospectus supplement, and in the documents that are incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

___________________________________

The date of this prospectus is August 7, 2025.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “SEC”) utilizing an automatic “shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act.

Under this shelf registration process, we may issue and sell any combination of the securities described in this prospectus in one or more offerings from time to time. This prospectus provides you with a general description of the securities we may offer. Each time we offer the securities described in this prospectus, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in or incorporated by reference into this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. This prospectus does not contain all the information provided in the registration statement filed with the SEC. You should carefully read both this prospectus and any applicable prospectus supplement (and any applicable free writing prospectus) together with the additional information described below under “Where You Can Find More Information” and “Information Incorporated By Reference” before you make an investment decision.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. See “Information Incorporated By Reference.”

Unless the context otherwise indicates, references in this prospectus to the “Company,” “we,” “our” and “us” refer to MDU Resources Group, Inc. and its subsidiaries. The term “you” refers to a prospective investor.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any related prospectus supplement and the documents that we incorporate by reference herein and therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Other than statements of historical facts, all statements which address activities, events, or developments that the Company anticipates will or may occur in the future are based on underlying assumptions (many of which are based, in turn, upon further assumptions), including, but not limited to, statements identified by the words “anticipates,” “estimates,” “expects,” “intends,” “plans,” and “predicts” in each case related to such things as growth estimates, stockholder value creation, the Company’s “CORE” strategy, capital expenditures, financial guidance, trends, objectives, goals, dividend payout ratio targets, strategies and other such matters, are forward-looking statements. These forward-looking statements are based on many assumptions and factors, which are detailed in the Company’s filings with the SEC.

While made in good faith, these forward-looking statements are based largely on the Company’s expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond the Company’s control. For additional discussion regarding risks and uncertainties that may affect forward-looking statements, see Part I, Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, Part II, Item 1A. Risk Factors in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025 and subsequent filings with the SEC. Any changes in such assumptions or factors could produce significantly different results. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Except as required by applicable law, the Company undertakes no obligation to update the forward-looking statements, whether as a result of new information, future events, or otherwise.

ii

MDU RESOURCES GROUP, INC.

The Company is a pure-play regulated energy delivery business upon the completed separations of both its construction materials and contracting and construction services businesses. Montana-Dakota Utilities Co. (formerly known as MDU Resources Group, Inc., “Montana-Dakota”) was incorporated under the laws of the state of Delaware in 1924. The Company was incorporated under the laws of the state of Delaware in 2018. Upon the completion of an internal holding company reorganization, Montana-Dakota became a subsidiary of the Company. Our principal executive offices are located at 1200 West Century Avenue, P.O. Box 5650, Bismarck, North Dakota 58506-5650, telephone (701) 530-1000.

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RISK FACTORS

An investment in our securities involves risks. You should carefully consider the risks described in the sections entitled “Risk Factors” in any prospectus supplement and those set forth in documents incorporated by reference in this prospectus and any applicable prospectus supplement, including the risk factors set forth in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that we file after the date of this prospectus, as well as other information in this prospectus and any applicable prospectus supplement, before purchasing any of our securities. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a loss of your investment. Additional risks and uncertainties not known to us or that we deem immaterial may also impair our business, financial condition, results of operations and prospects.

2

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of any securities offered by us under this prospectus for general corporate purposes, which may include repayment or refinancing of debt, acquisitions, working capital, capital expenditures, and repurchases or redemptions of securities. We will retain broad discretion over the allocation of net proceeds from the sale of any securities offered by us.

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DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock is intended as a summary only. This description is based upon, and is qualified by reference to, our Amended and Restated Certificate of Incorporation, as amended to date (our “certificate of incorporation”), our Bylaws, as amended and restated to date (our “bylaws”), and applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”). This summary is not complete. You should read our certificate of incorporation and our bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

Authorized and Outstanding Capital Stock

Our certificate of incorporation authorizes us to issue 502,000,000 shares of stock, divided into two classes:

●	500,000,000 shares of common stock, $1.00 par value per share; and
●	2,000,000 shares of preferred stock, $100 par value per share.

As of July 31, 2025, we had 204,331,170 shares of common stock and no shares of preferred stock issued and outstanding.

Common Stock

Dividend Rights

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our Board of Directors (the “Board”) out of legally available funds.

Voting Rights

Our common stock has one vote per share. The holders of our common stock are entitled to vote on all matters to be voted on by stockholders. The holders of our common stock do not have cumulative voting rights.

Our bylaws provide for a majority voting standard for the election of directors in an uncontested election and a plurality voting standard in the event the number of nominees exceeds the number of directors to be elected.

Liquidation Rights

Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our common stock will be entitled to receive pro rata our remaining assets available for distribution.

Other Rights

Holders of our common stock do not have preemptive, subscription, redemption or conversion rights. Our common stock is not liable to further calls or assessment. There are no redemption or sinking fund provisions applicable to the common stock. All shares of our common stock that are outstanding are fully paid and non-assessable. The rights, powers, preferences and privileges of holders of our common stock are subject to and may be adversely affected by the rights of the holders of any shares of our preferred stock we may authorize and issue in the future.

Preferred Stock

Our certificate of incorporation authorizes our Board to issue up to 2,000,000 shares of preferred stock, from time to time in one or more classes or series, generally without any vote or action by the holders of our common stock. Our Board will be authorized to determine the number of shares and designation of any class or series of preferred stock and the powers, rights, preferences and privileges of each class or series of preferred stock, including, the dividend rate, dividend rights, conversion rights and terms, voting rights, redemption rights and terms, liquidation preferences and sinking fund terms of any class or series of preferred stock, which may be greater than the rights of the holders of the common stock. There are no shares of preferred stock outstanding.

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The purpose of authorizing our Board to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a shareholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. Additionally, the issuance of preferred stock may adversely affect the holders of our common stock by restricting dividends on our common stock, diluting the voting power of our common stock or subordinating the liquidation rights of our common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our common stock

Provisions of our Certificate of Incorporation and our Bylaws and Certain Provisions of Delaware Law That Could Delay or Prevent a Change in Control

Our certificate of incorporation, bylaws and the DGCL, which are summarized in the following paragraphs, contain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our Board. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control and enhance the ability of our Board to maximize shareholder value in connection with any unsolicited offer to acquire us. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of our company by means of a tender offer, a proxy contest or other takeover attempt that a shareholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of common stock held by shareholders.

Authorized but Unissued Capital Stock

The authorized but unissued shares of common stock and preferred stock are available for future issuance without shareholder approval, subject to any limitations imposed by the listing rules of the NYSE. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Number of Directors, Vacancies, Removal of Directors

Our certificate of incorporation provides that our Board will have at least six and at most 15 directors. A majority of the Board decides the exact number of directors at a given time. A majority of the directors then in office fill any new directorships created by the Board and any vacancies.

Under the laws of the state of Delaware, our directors may be removed by a majority of the shares then entitled to vote in an election of directors. However, our certificate of incorporation provides that any action required or permitted to be taken by our stockholders, which includes the removal of directors, must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing by such stockholders. Our certificate of incorporation prevents stockholders from calling a special meeting.

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. Our certificate of incorporation does not provide for cumulative voting. Accordingly, a holder or group of holders of a majority of the shares of our common stock are able to elect all of the directors.

Requirements for Advance Notification of Shareholder Meetings, Director Nominations and Shareholder Proposals

Our bylaws require that for a stockholder to nominate a director or bring other business before an annual meeting, the stockholder must give notice not earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders and not later than the close of business on the 90th day prior to the first anniversary of the prior year’s annual meeting of stockholders. In order for any matter to be “properly brought” before an annual meeting, a stockholder will have to comply with these advance notice requirements and provide us with certain information. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our Board or by a qualified stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying stockholder actions that are favored by the holders of a majority of our outstanding voting securities until the next stockholder meeting.

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In addition, our bylaws also provide for proxy access, pursuant to which a qualifying stockholder, or a group of up to 20 such stockholders, owning at least 3% of our outstanding common stock continuously for at least three years, will generally be able to nominate and include in our proxy materials for an annual meeting of stockholders, qualifying director nominees constituting up to the greater of two nominees or 20% of the total number of directors of the Company; provided that the qualifying stockholder(s) and director nominee(s) satisfy the eligibility, procedural and other requirements specified in our bylaws, including that notice of a nomination be delivered to our secretary not less than 120 days or more than 150 days before the first anniversary of the date that we first sent our proxy statement to stockholders for the prior year’s annual meeting.

Stockholder Action by Written Consent; Special Meeting of Stockholders

Our certificate of incorporation eliminates the ability of stockholders to act by written consent. Our bylaws provide that special meetings of our stockholders may be called only by the Board.

Provisions of Delaware Law That Could Delay or Prevent a Change in Control

We are subject to the provisions of Section 203 of the DGCL. With some exceptions, this law prohibits us from engaging in some types of business combinations with a person who owns 15% or more of our outstanding voting stock for a three-year period after that person acquires the stock. This prohibition does not apply if:

●	our Board approved the business combination or the transaction of our stock before the person became an interested stockholder;
●	upon consummation of the transaction that resulted in the person becoming an interested stockholder, that person owned at least 85% of our outstanding voting stock outstanding at the time of the transaction, excluding certain shares; or
●	at or subsequent to such time the business combination is approved by the Board and by at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

Forum Selection

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any Internal Corporate Claims. As defined in our bylaws, “Internal Corporate Claims” means claims, including claims in the right of the Company, (i) that are based upon a violation of a duty by a current or former director or officer or stockholder in such capacity, or (ii) as to which the DGCL confers jurisdiction upon the Court of Chancery of the State of Delaware. Although we have included a choice of forum clause in our bylaws, it is possible that a court could rule that such clause is inapplicable or unenforceable.

Transfer Agent; Registrar

The transfer agent and registrar for our common stock is EQ Shareowner Services.

Listing

Our common stock is listed on the NYSE and trades under the symbol “MDU.”

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DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time under this prospectus. We will set forth in an accompanying prospectus supplement a description of the debt securities that may be offered under this prospectus. The debt securities will be issued under one or more indentures, which may include existing indentures. The applicable prospectus supplement and other offering material relating to such offering will describe the specific terms relating to the series of debt securities being offered, including a description of the material terms of the indenture (and any supplemental indentures) governing such series. These terms may include the following:

●	the title of the series of the offered debt securities;
●	the price or prices at which the offered debt securities will be issued;
●	any limit on the aggregate principal amount of the offered debt securities;
●	the date or dates on which the principal of the offered debt securities will be payable;
●	the rate or rates (which may be fixed or variable) per year at which the offered debt securities will bear interest, if any, or the method of determining the rate or rates and the date or dates from which interest, if any, will accrue;
●	if the amount of principal, premium or interest with respect to the offered debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which these amounts will be determined;
●	the date or dates on which interest, if any, on the offered debt securities will be payable and the regular record dates for the payment thereof;
●	the place or places, if any, in addition to or instead of the corporate trust office of the trustee, where the principal, premium and interest with respect to the offered debt securities will be payable;
●	the period or periods, if any, within which, the price or prices of which, and the terms and conditions upon which the offered debt securities may be redeemed, in whole or in part, pursuant to optional redemption provisions;
●	the terms on which we would be required to redeem or purchase the offered debt securities pursuant to any sinking fund or similar provision, and the period or periods within which, the price or prices at which and the terms and conditions on which the offered debt securities will be so redeemed and purchased in whole or in part;
●	the denominations in which the offered debt securities will be issued;
●	the form of the offered debt securities and whether the offered debt securities are to be issued in whole or in part in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;
●	the portion of the principal amount of the offered debt securities that is payable on the declaration of acceleration of the maturity, if other than their principal amount;
●	if other than U.S. dollars, the currency or currencies in which the offered debt securities will be denominated and payable, and the holders’ rights, if any, to elect payment in a foreign currency or a foreign currency unit other than that in which the offered debt securities are otherwise payable;
●	whether the offered debt securities will be issued with guarantees and, if so, the terms of any guarantee of the payment of principal and interest with respect to the offered debt securities;
●	any addition to, or modification or deletion of, any event of default or any covenant specified in the indenture;
●	whether the offered debt securities will be convertible or exchangeable into other securities, and if so, the terms and conditions upon which the offered debt securities will be convertible or exchangeable;
●	whether the offered debt securities will be senior or subordinated debt securities;
●	any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the offered debt securities; and
●	any other specific terms of the offered debt securities.

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, common stock, preferred stock or other securities. Warrants may be issued independently or together with debt securities, common stock, preferred stock or other securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The summary of the terms of the warrants contained in this prospectus is not complete and is subject to, and is qualified in its entirety to, all provisions of the applicable warrant agreement.

Reference is made to the prospectus supplement relating to the particular issue of warrants offered pursuant to such prospectus supplement for the terms of and information relating to such warrants, which may include:

●	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;
●	the currency or currency units in which the offering price, if any, and the exercise price are payable;
●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the holder may not continuously exercise the warrants throughout that period, the specific date or dates on which the holder may exercise the warrants;
●	whether the warrants are to be sold separately or with other securities as parts of units;
●	whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;
●	any applicable material U.S. federal income tax consequences;
●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
●	the designation and terms of any equity securities purchasable upon exercise of the warrants;
●	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;
●	if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or common stock with which the warrants are issued and the number of warrants issued with each security;
●	if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock or common stock will be separately transferable;
●	the number of shares of preferred stock, the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;
●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
●	information with respect to book-entry procedures, if any;
●	the antidilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;
●	any redemption or call provisions; and
●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

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DESCRIPTION OF PURCHASE CONTRACTS

We may issue, from time to time, purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of debt securities, shares of common stock or preferred stock, or any of the other securities that we may sell under this prospectus at a future date or dates. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders' obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts. The summary of the terms of the purchase contracts contained in this prospectus is not complete and is subject to, and is qualified in its entirety by, all provisions of the applicable purchase contracts.

The prospectus supplement related to any particular purchase contracts will describe, among other things, the material terms of the purchase contracts and of the securities being sold pursuant to such purchase contracts, a discussion, if appropriate, of any special U.S. federal income tax considerations applicable to the purchase contracts and any material provisions governing the purchase contracts that differ from those described above. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts.

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DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date or other specific circumstances occur. The summary of the terms of the units contained in this prospectus is not complete and is subject to, and is qualified in its entirety by, all provisions of the applicable unit agreements.

Any prospectus supplement related to any particular units will describe, among other things:

●	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
●	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;
●	if appropriate, any special U.S. federal income tax considerations applicable to the units; and
●	any material provisions of the governing unit agreement that differ from those described above.

The applicable provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities,” “Description of Warrants” and “Description of Purchase Contracts,” will apply to each unit and to each security included in each unit, respectively.

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PLAN OF DISTRIBUTION

We may sell the securities being offered hereby:

●	directly to purchasers;
●	through agents;
●	through dealers;
●	through underwriters;
●	through a combination of any of the above methods of sale; or
●	through any other methods described in a prospectus supplement.

We will identify the specific plan of distribution, including any direct purchasers, agents, dealers, underwriters and, if applicable, their compensation, the purchase price, the net proceeds to us, the public offering price, and any discounts or concessions allowed or reallowed or paid to dealers, in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including block transactions and transactions on the NYSE or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities.

We may also make sales of our common stock in transactions that are deemed to be “at the market offerings,” as defined in Rule 415(a)(4) under the Securities Act, including sales made by means of ordinary brokers’ transactions on the NYSE at market prices, or otherwise as agreed between us and one or more underwriters, dealers or agents. If we engage in such transactions, we will do so pursuant to the terms of a distribution agreement between us and the underwriters, dealers or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell shares of our common stock to or through one or more underwriters, dealers or agents, which may act on an agency basis or on a principal basis. During the term of any such distribution agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters, dealers or agent. The distribution agreement may provide that any shares of our common stock sold will be sold at prices related to the then prevailing market prices for our securities. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters, dealers or agents may agree to solicit offers to purchase, blocks of our common stock. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus. To the extent that any named underwriter, dealer or agent acts as principal pursuant to the terms of a distribution agreement, or if we offer to sell shares of our common stock through another dealer acting as underwriter, then such named underwriter may engage in certain transactions that stabilize, maintain or otherwise affect the price of our common stock. We will describe any such activities in the prospectus supplement relating to the transaction. To the extent that any named dealer or agent acts as agent on a best efforts basis pursuant to the terms of a distribution agreement, such dealer or agent will not engage in any such stabilization transactions.

Offers to purchase the securities may be solicited directly by us or by agents designated by us from time to time. We will, in the prospectus supplement relating to an offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell the securities to the dealer, as principal. The dealer, which may be deemed to be an underwriter as that term is defined in the Securities Act, may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. Dealer trading may take place in certain of the securities, including securities not listed on any securities exchange.

If an underwriter or underwriters are utilized in the sale, we will execute an underwriting or similar agreement with the underwriters at the time of sale to them and the names of the underwriters will be set forth in the applicable prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public. The obligations of underwriters to purchase securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities of a series if any are purchased.

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We may directly solicit offers to purchase the securities and we may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with us, to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that they may be required to make in respect thereof. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Except as described above, in order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s web site at www.sec.gov. Our filings with the SEC are also available free of charge on our website at www.mdu.com. The information on our website (or any other website referred to in this prospectus or any applicable prospectus supplement) is not incorporated by reference in this prospectus or any prospectus supplement and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement, and later information filed with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering under this prospectus and any prospectus supplement (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):

●	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 20, 2025;

●	the Part III information contained in our definitive proxy statement on Schedule 14A for our 2025 annual meeting of stockholders, filed with the SEC on April 3, 2025, that was incorporated into our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 20, 2025;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, filed with the SEC on May 8, 2025 and August 7, 2025, respectively;

●	our Current Reports on Form 8-K filed with the SEC on February 14, 2025 and May 15, 2025; and

●	the description of our securities contained in Exhibit 99(b) to our Current Report on Form 8-K12B, filed with the SEC on January 2, 2019, including any amendments or reports filed for the purpose of updating such description (including Exhibit 4(a) to our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 21, 2020).

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. We will provide this information upon written or oral request at no cost to the requester. You should direct your requests to:

Office of the Treasurer

MDU Resources Group, Inc.

1200 West Century Avenue

P.O. Box 5650

Bismarck, North Dakota 58506-5650

Telephone: (701) 530-1000

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LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities offered by this prospectus will be passed upon for us by Perkins Coie LLP.

EXPERTS

The financial statements of MDU Resources Group, Inc. incorporated by reference in this Prospectus, and the effectiveness of MDU Resources Group, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

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Up to $400,000,000

MDU Resources Group, Inc.

Common Stock

PROSPECTUS SUPPLEMENT

August 7, 2025

Wells Fargo Securities

BofA Securities